                                                 Exhibit 10.30



                                        August 8, 1995



Mr. John R. Long III
Executive Vice President-Customer Services
USAir, Inc.
Greater Pittsburgh International Airport
P.O. Box 12346
Pittsburgh, Pennsylvania 15231

Dear John:

      This letter, when countersigned by you, will constitute an agreement between you and USAir, Inc. ("USAir") concerning supplemental retirement benefits to be paid to you upon your retirement from USAir. This agreement has been approved by the Compensation and Benefits Committee of the Board of Directors at its meeting on December 20, 1994 and supersedes any prior supplemental pension agreement with you. USAir hereby agrees with you as follows:

      1. In consideration for your past services to USAir and your future services between the date of this letter and the time of your retirement, USAir will pay or cause to be paid to you, or on your account, a supplemental pension benefit in an amount determined in accordance with paragraph 3 of this letter.

      2. For purposes of this agreement, (a) the Retirement Plan for Certain Employees of USAir, Inc., (b) the Target Benefit Plan for Certain Employees of USAir, Inc., (c) the USAir, Inc. Supplementary Retirement Benefit Plan, and (d) any defined contribution pension plan maintained by USAir for the purpose of providing retirement income (whether qualified or non-qualified), will be referred to collectively as the "Pension Plans" and the Retirement Plan for Certain Employees of USAir, Inc. when being referenced on its own will be referred to as the "Retirement Plan."

      3. The supplemental pension benefit payable to you pursuant to this agreement will be in an amount calculated as follows:

      (a) In the event of your retirement from USAir at age 65, your supplemental benefit will be the difference of subparagraph
(i) minus subparagraph (ii), where (i) and (ii) are:

      (i) the pension benefit calculated under the benefit formula set forth in the Retirement Plan had you been employed by USAir for a period of 30 years;

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
John R. Long III
August 8, 1995


      (ii) all pension benefits payable to you in the aggregate under the Pension Plans as defined above and any other pension benefits accruing to you as a result of other employment prior to reaching age 65 (either prior to your employment with USAir or subsequent to such employment).

      (b) In the event of your retirement from USAir or death while an employee of USAir on or after age 55, but before age 65, your supplemental benefit will be the difference of subparagraph (i) minus subparagraph (ii), where (i) and (ii) are:

      (i) the pension benefit calculated under the benefit formula set forth in the Retirement Plan had you been employed by USAir for a period of 30 years less the difference between age 65 and your then attained age;

      (ii) all pension benefits payable to you in the aggregate under the Pension Plans as defined above and any other pension benefits accruing to you as a result of other employment prior to reaching age 65 (either prior to your employment with USAir or subsequent to such employment).

      (c) In the event you cease to be an employee of USAir prior to age 55 as a result of the termination of your employment by USAir, other than termination for cause as defined in the employment agreement between you and USAir as in effect at the time of the termination, your supplemental benefit will be the difference of subparagraph (i) minus subparagraph (ii), where (i) and (ii) are:

      (i) the pension benefit calculated under the benefit formula set forth in the Retirement Plan had you been employed by USAir at the date of such termination for a period of 30 years less the difference between age 65 and your then attained age;

      (ii) all pension benefits payable to you in the aggregate under the Pension Plans as defined above and any other pension benefits accruing to you as a result of other employment prior to reaching age 65 (either prior to your employment with USAir or subsequent to such employment).

      4. For purposes of calculating the supplemental benefits under paragraph 3 above, the following rules will be applied:

      (a) In determining the amount of the pension benefit calculated under the benefit formula set forth in the Retirement
Plan for purposes of any subparagraph (i), it shall be assumed that the Retirement Plan was not frozen in 1991.
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
John R. Long III
August 8, 1995


      (b) In determining the amount of the pension benefit calculated under the benefit formula set forth in the Retirement Plan for purposes of any subparagraph (i), it shall be assumed that the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, are not applicable.

      (c) In determining the amount of the pension benefits payable in the aggregate under the Pension Plans for purposes of any subparagraph (ii), any benefit payable under a defined contribution plan maintained by USAir shall only be included to the extent that the benefit is attributable to contributions made by USAir and any portion of the benefit payable under such defined contribution plan attributable to your own contributions shall be excluded.

      (d) In determining the amount of the pension benefits payable in the aggregate under the Pension Plans for purposes of any subparagraph (ii), any benefit payable under one of the Pension
Plans in the form of a lump sum, shall be converted to an annuity for purposes of calculating the benefit to be offset by any subparagraph (ii).

      (e) In determining the amount of your supplemental benefit hereunder, the reduction factors, actuarial assumptions, definitions, administrative provisions and other applicable provisions of the Retirement Plan will control.

      5. In the event you terminate your employment with USAir at any time prior to age 55 or if USAir terminates your employment for cause as defined by the employment agreement between you and USAir in effect at the time of the termination, USAir will not be obligated to pay any pension benefits under this agreement.

      6. If you terminate your employment after age 55 and accept other employment, no pension benefits shall be payable hereunder until the first to occur of termination of such subsequent employment or your reaching age 65.

      7. The supplemental benefit payable hereunder shall be unfunded and shall be paid directly from USAir's general assets, including any trust or fund created for that purpose. The supplemental benefit payable hereunder shall be paid in the same form of payment as your benefit payments are made under the Retirement Plan.





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
John R. Long III
August 8, 1995



      8. If you have an accrued vested pension benefit payable to you upon retirement as a result of employment other than at USAir, it is understood and agreed that you will furnish USAir with such information as it may reasonably require concerning these pension benefits to enable USAir to ascertain the amount of its obligation under this agreement. It is further understood and agreed that, for purposes of determining USAir's obligation under this agreement, any benefits to be offset from such other employment will be done on the basis that all benefits paid from all plans are to be paid commencing at the same age and in the same payment form.

      9. This letter may be amended or supplemented at the request of either party hereto to clarify its application with respect to any future pension plan which USAir may adopt replacing or supplementing its existing Pension Plans. Any such amendment or supplement will be prepared on the basis of the intent of the parties that USAir is seeking to provide you with supplemental pension benefits as determined in paragraph 3 above.

      10. If you concur in the foregoing, please indicate your agreement by signing a copy of this letter in the space provided below.


                                   USAIR, INC.


                                By: /s/Seth E. Schofield
                                    ___________________________
                                    Seth E. Schofield
                                    President & Chief Executive
                                            Officer


Agreed:

/s/John R. Long III
_____________________________

_____________________________ (Date)







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